SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                                (Amendment No. )

Filed by the Registrant  [X ]

Filed by a Party other than the Registrant  [  ]

Check the appropriate box:

[  ]  Preliminary Proxy Statement

[X ]  Definitive Proxy Statement

[  ]  Definitive Additional Materials

[  ]  Soliciting Material Pursuant to Sections 240.14a-11(c) or Section
      240.14a-12

                             APAC TeleServices, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[X]   No fee required

[  ]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2)

[  ]  $500 per each party to the controversy pursuant to Exchange Act Rule
      14a-6(i)(3)

[  ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11

      1) Title of each class of securities to which transaction applies:


      2) Aggregate number of securities to which transaction applies:


      3) Per Unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:*


      4) Proposed maximum aggregate value of transaction:


* Set forth the amount on which the filing fee is calculated and state how it was determined.

[  ]  Check box if any part  of  the fee is offset as provided  by Exchange  Act
      Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      1)   Amount Previously Paid:


      2)   Form, Schedule or Registration Statement No.:


      3)   Filing Party:


      4)   Date Filed:

                             APAC TELESERVICES, INC.
                            ONE PARKWAY NORTH CENTER
                                    SUITE 510
                            DEERFIELD, ILLINOIS 60015
                                 (847) 374-4980


                    NOTICE OF ANNUAL MEETING OF SHARE OWNERS

                                  MAY 18, 1999


TO THE SHARE OWNERS OF
APAC TELESERVICES, INC.:

         The Annual Meeting of Share Owners of APAC TeleServices, Inc. (the "Company") will be held at Harris Trust & Savings Bank, 111 West Monroe Street, Chicago, Illinois on Tuesday, May 18, 1999, at 10:00 a.m. Central Daylight Time for the following purposes:

                  1.  To elect five directors.

                  2. To consider and act upon a proposal of the Board of Directors to approve an amendment to the Company's Amended and Restated Articles of Incorporation to change the Company's name from APAC TeleServices, Inc. to APAC Customer Services, Inc.

                  3. To consider and act upon a proposal of the Board of Directors to approve the reservation of an additional 150,000 Common Shares to be available for issuance pursuant to the APAC TeleServices, Inc. 1995 Nonemployee Director Stock Option Plan.

                  4. To consider and transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

         Share owners of record at the close of business on March 22, 1999, are entitled to notice of, and to vote at, the Annual Meeting.

         Whether or not you plan to attend the meeting, please date, sign and mail the enclosed proxy in the envelope provided which requires no postage for mailing in the United States. A prompt response is helpful, and your cooperation will be appreciated.

                                            By Order of the Board of Directors


                                            Marc S. Simon
                                            President

April 28, 1999

                             APAC TELESERVICES, INC.
                            ONE PARKWAY NORTH CENTER
                                    SUITE 510
                            DEERFIELD, ILLINOIS 60015
                                 (847) 374-4980


                               -------------------

                                 PROXY STATEMENT

             ANNUAL MEETING OF SHARE OWNERS TO BE HELD MAY 18, 1999

                               -------------------


         This Proxy Statement is being mailed to share owners of APAC TeleServices, Inc. (the "Company") on or about April 28, 1999, and is furnished in connection with the solicitation of proxies by the Board of Directors for the Annual Meeting of Share Owners to be held on May 18, 1999, for the purpose of considering and acting upon the matters specified in the Notice of Annual Meeting of Share Owners accompanying this Proxy Statement.

         Each share owner is entitled to one vote for each Common Share held as of the record date. A majority of the outstanding shares entitled to vote at this meeting and represented in person or by proxy will constitute a quorum. As of the close of business on March 22, 1999, the record date for determining share owners entitled to vote at the Annual Meeting, 47,485,085 Common Shares were outstanding.

         If the form of Proxy which accompanies this Proxy Statement is executed and returned, it will be voted in accordance with your directions. A Proxy may be revoked at any time prior to the voting thereof by written notice to the Secretary of the Company.

         The affirmative vote of the holders of two-thirds of the outstanding Common Shares entitled to vote on March 22, 1999 is required for approval of the proposal to amend the Company's Amended and Restated Articles of Incorporation to change the Company's name.

         The affirmative vote of the holders of a majority of the Common Shares entitled to vote and represented in person or by proxy at the Annual Meeting is required in the election of directors, for the approval of the proposal to reserve an additional 150,000 Common Shares to be available for issuance pursuant to the APAC TeleServices, Inc. 1995 Nonemployee Director Stock Option Plan, and for any other proposal submitted to a vote.

         Shares represented by proxies which are marked "abstain" or to deny discretionary authority on any matter will be treated as shares present and entitled to vote, which will have the same effect as a vote against any such matters. Broker "non-votes" will be treated as not represented at the meeting as to matters for which a non-vote is indicated on the broker's proxy. Broker "non-votes" and the shares as to which share owners abstain are included for purposes of determining whether a quorum of shares is present at a meeting. A broker "non-vote" occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner. Broker non-votes will have no effect on the election of directors or the proposal to reserve an additional 150,000 Common Shares to be available for issuance pursuant to the APAC TeleServices, Inc. 1995 Nonemployee Director Stock Option Plan. Broker non-votes will have the same effect as a vote against the proposal to amend the Company's Amended and Restated Articles of Incorporation to change the Company's name.

         Expenses incurred in the solicitation of proxies will be borne by the Company. Certain officers of the Company may make solicitations in person or by telephone.

                        SECURITIES BENEFICIALLY OWNED BY
                      PRINCIPAL SHARE OWNERS AND MANAGEMENT

         The following table sets forth certain information as of March 22, 1999, regarding the beneficial ownership of Common Shares by (i) each person known by the Company to own beneficially more than 5% of its outstanding Common Shares, (ii) each director and nominee, (iii) each Named Executive Officer (as defined below), and (iv) all executive officers, directors and nominees as a group. Except as otherwise indicated, the Company believes that the beneficial owners of the Common Shares listed below, based on information provided by such owners, have sole investment and voting power with respect to such shares, subject to community property laws where applicable. Unless otherwise indicated, the address of each of the share owners named below is the Company's principal executive office.


                                                                             Shares
                                                                       Beneficially Owned
                                          -----------------------------------------------------------------------------
                  Name                                   Number                               Percent(1)
Theodore G. Schwartz (2)(8)
  Chairman, President, Chief
  Executive Officer and Director                           19,758,000                             41.6%
Trust Seven Hundred Thirty U/A/D 4/2/94(3)                  2,615,000                              5.5
Trust Four Hundred Thirty U/A/D 4/2/94 (4)                  2,615,000                              5.5
M. Christine Schwartz (3)(4)                                5,232,680                             11.0
Merrill Lynch & Co., Inc.(5)                                2,817,200                              5.9
Capital Research and Management Company                     2,408,200                              5.1
and SmallCap World Fund (6)
Marc S. Simon (7)(8)                                          488,628                              1.0
Donald B. Berryman (8)                                         98,142                               *
L. Clark Sisson (8)                                            30,000                               *
Thomas M. Collins (8)                                          28,001                               *
George D. Dalton (8)                                           15,335                               *
Paul G. Yovovich (8)                                           46,001                               *
John Abernethy (9)                                             65,000                               *
John Dontje (10)                                               37,418                               *
James Nikrant (11)                                             34,769                               *
All directors and executive officers as                    20,472,808                             42.5
a group (9 persons) (8)

------------------
*less than 1%




(1) Percentage of beneficial ownership is based on 47,485,085 Common Shares outstanding as of March 22, 1999.

(2) Includes 8,000 Common Shares held in trust for the benefit of certain members of Mr. Schwartz's family for which Mr. Schwartz is trustee and has voting and investment control.

(3) Robert W. Wicklein, John J. Abens and Thomas A. Datillo serve as general trustees of Trust Seven Hundred Thirty. All decisions regarding the voting and disposition of shares held by Trust Seven Hundred Thirty must be made by a majority of all general trustees. In addition, M.
         Christine Schwartz serves as a special trustee of the Trust, having no responsibilities or powers regarding the vote or disposition of the shares owned by the Trust. The address of this share owner is c/o TCS
         Group, 1200 Shermer Road, Suite 212, Northbrook, IL 60062.

(4) Robert W. Wicklein, John J. Abens and Thomas A. Datillo serve as general trustees of Trust Four Hundred Thirty. All decisions regarding the voting and disposition of shares held by Trust Seven Hundred Thirty must be made by a majority of all general trustees. In addition, M.
         Christine Schwartz serves as a special trustee of the Trust, having no responsibilities or powers regarding the vote or disposition of the shares owned by the Trust. The address of this share owner is c/o TCS
         Group, 1200 Shermer Road, Suite 212, Northbrook, IL 60062.

(5)      Based upon information provided in Schedule 13G dated February 2, 1999.
         This share owner's address is World Financial Center,  North Tower, 250
         Vesey Street, New York, NY 10381.

(6)      Based upon information provided in Schedule 13G dated February 8, 1999.
         This  share  owner's  address  is  333  South Hope Street, Los Angeles,
         California 90071.

(7)      Includes  3,000  Common  Shares  held in trust for the  benefit  of Mr.
         Simon's children for which Mr. Simon is Co-Trustee and shares voting and investment control.

(8)      Includes Common Shares which may be acquired  pursuant to options which are exercisable within 60 days as follows: Mr. Schwartz (40,000 shares)
         Mr. Simon (482,028 shares);  Mr. Berryman (97,982 shares);  Mr. Collins
         (25,001  shares);  Mr. Dalton (13,335  shares);  Mr.  Yovovich  (31,001 shares);  and Mr.  Sisson  (10,000);  and all  directors  and executive officers as a group (706,048 shares).

(9)      Mr.  Abernethy  served as the Company's Chief  Financial  Officer until
         October 1998. Includes 65,000 Common Shares which may be acquired pursuant to options which are exercisable within 60 days. The address of this share owner is 641 Courtland Circle, Western Springs, Illinois
         60558.

(10)    Mr. Dontje served as a Senior Vice President until March 1999.  Includes
        37,418 Common Shares which may be acquired pursuant to options which are exercisable within 60 days. The address of this share owner is 3900
        Cedar Bluff Court, N.E., Cedar Rapids, Iowa 52411.

(11)    Mr.  Nikrant  served as a Senior Vice  President  until  December  1998.
        Includes 34,769 Common Shares which may be acquired pursuant to options which are exercisable within 60 days. The address of this share owner is 307 Crescent Avenue, S.E., Cedar Rapids, Iowa 52403.



                              ELECTION OF DIRECTORS

         At the Annual Meeting of Share Owners, five directors, constituting the entire Board of Directors of the Company, are to be elected to serve until the next annual meeting of share owners. It is intended that the proxies (except proxies marked to the contrary) will be voted for the nominees listed below, which nominees are members of the present Board of Directors. It is expected that the nominees will serve, but if any nominee or nominees declines or is unable to serve for any unforeseen cause, the proxies will be voted to fill any vacancy so arising in accordance with the discretionary authority of the persons named in the proxies.

         The Board of Directors recommends a vote FOR the election of each of the following nominees.

NOMINEES FOR ELECTION

         The following table sets forth certain information with respect to the nominees:

            Name                 Age                                         Position
Theodore G. Schwartz             45     Theodore G. Schwartz has served as the Company's Chairman and Chief Executive
                                        Officer since its formation in May 1973.

Marc S. Simon                    50     Marc S. Simon became President of the Company in March 1998.  Mr. Simon joined the
                                        Company as Chief Financial Officer in June 1995 and was elected as a Director of the Company in August 1995.  Prior to joining the Company, Mr. Simon was a partner practicing corporate and business law at the law firm of Neal, Gerber & Eisenberg in Chicago, Illinois for more than 7 years.  Mr. Simon is a certified public accountant.

Thomas M. Collins                71     Thomas M. Collins became a director of the Company in August 1995.  He is Of
                                        Counsel at Shuttleworth & Ingersoll, P.C., a law firm in Cedar Rapids, Iowa, for which Mr. Collins served as Chairman for more than five years and where he has practiced for more than 40 years.  Mr. Collins was Chairman of the Board of Life
                                        Investors, Inc., a financial services holding company, from 1980 to 1988.
                                        Mr. Collins serves on the board of directors of McLeod, Inc., a telecommunications company.

George D. Dalton                 71     George D. Dalton became a director of the Company in July 1996.  Mr. Dalton has been Chairman of the Board and Chief Executive Officer of Fiserv, Inc., a provider of account processing and integrated information management systems for financial institutions, since its founding in 1984.  Mr. Dalton also serves on the board of directors of ARI, Inc., Clark/Bardes and Fiserv, Inc.

Paul G. Yovovich                 45     Paul G. Yovovich became a director of the Company in July 1996.  From July 1996 through January 1997, Mr. Yovovich served as an employee of the Company, assisting management in the Company's strategic efforts.  From June 1993 to May 1996,
                                        Mr. Yovovich was President of Advance Ross Corporation, which merged with CUC
                                        International, Inc. in January 1996.  Prior to joining Advance Ross Corporation,
                                        Mr. Yovovich was employed by Centel Corporation and was President of Centel
                                        Corporation's Central Telephone Company from January 1990 to December 1992.
                                        Mr. Yovovich serves on the boards of 3Com Corporation, Comarco, Inc. and Focal
                                        Communications.


MEETINGS OF THE BOARD OF DIRECTORS

         The Board of Directors met twelve times during 1998. All directors attended at least 75% of such meetings and meetings of Board committees on which they served in 1998.

BOARD COMMITTEES

         The Board of Directors has established two standing committees: the Audit Committee and the Compensation Committee.

         The Audit Committee, which currently consists of Messrs. Collins, Dalton and Simon, recommends the appointment of auditors and oversees the accounting and audit functions of the Company. The Audit Committee met three times in 1998.

         The Compensation Committee, which currently consists of Messrs. Dalton and Yovovich, determines executive officers' salaries and bonuses and administers the Incentive Stock Plan and the Employee Stock Purchase Plan. The Compensation Committee met three times in 1998 and periodically took actions by unanimous written consent.

DIRECTOR COMPENSATION

         In 1998, directors who were not employees or officers of the Company received an annual retainer of $12,000 and an option to purchase 10,000 Common Shares upon the adjournment of the Company's annual meeting of share owners. These options have an exercise price equal to the fair market value of a Common Share on the date of grant. Directors were also reimbursed for certain expenses in connection with attendance at Board and committee meetings. Other than with respect to reimbursement of expenses, directors who were employees or officers of the Company did not receive additional compensation for service as a director.

         In 1999, directors who are not employees or officers of the Company will receive (i) options to purchase 20,000 Common Shares upon adjournment of the annual meeting of share owners, (ii) options to purchase 1,000 Common Shares for each regular or special board meeting attended in person (or 500 Common Shares if such director participates in the meeting via telephone) and (iii) an annual retainer of $12,000. Further, the Company may issue options to each non-employee director who serves on the Executive Committee of the Board of Directors. All options granted will have an exercise price equal to the fair market value of a Common Share on the date of grant. Directors will also be reimbursed for certain expenses in connection with attendance at Board and Committee meetings. Other than with respect to reimbursement of expenses, directors who are employees or officers of the Company will not receive additional compensation for service as a director.

                             EXECUTIVE COMPENSATION

         The following table sets forth information with respect to all compensation paid or earned for services rendered to the Company by the Company's chief executive officer, four of the Company's other executive officers who were serving as executive officers at the end of fiscal 1998, and two additional individuals who served as executive officers during fiscal 1998 but were not serving in such capacity at fiscal year end (together, the "Named Executive Officers") during each of the last three fiscal years.


                           SUMMARY COMPENSATION TABLE

                                                                                   LONG TERM
                                                                                  COMPENSATION
                                        Annual Compensation                          AWARDS
                                        --------------------                        -------
NAME AND PRINCIPAL          YEAR         SALARY    BONUS       OTHER ANNUAL        SECURITIES           ALL OTHER
POSITION                    ----         ------    -----       COMPENSATION        UNDERLYING         COMPENSATION
------------------                                             ------------        OPTIONS (#)            ($)
                                                                                   -----------         -----------

Theodore G. Schwartz        1998     $324,000             0         0                    200,000           $4,322(1)
Chairman and Chief          1997      312,000             0         0                          0            3,054(1)
Executive Officer           1996      312,000             0         0                          0            1,484(1)

Marc S. Simon               1998      509,615             0         0                          0            1,179(2)
President                   1997      500,000             0         0                          0              696(2)
                            1996      250,000       250,000         0                     50,000              696(2)

Donald B. Berryman          1998      238,846             0         0                     35,082(4)         3,002(7)
Senior Vice President-      1997      194,600        50,000         0                     35,082(5)         2,974(7)
Sales & Marketing           1996      175,000             0   100,447(3)                     656(6)         2,540(7)
L. Clark Sisson(8)
Senior Vice President-      1998      100,899    175,459(9)         0                    100,000                0
Operations                  1997            0             0         0                          0                0
                            1996            0             0         0                          0                0

John Dontje(10)             1998      199,635             0         0                    158,483(12)        2,878(15)
                            1997      164,423             0         0                     40,483(13)        2,039(15)
                            1996       90,721         5,147    16,852(11)                 30,118(14)          288(2)

John Abernethy(16)          1998      249,039        62,500         0                    175,000(17)          381(2)
                            1997       15,385             0         0                    150,000(18)            0
                            1996            0             0         0                          0                0

James Nikrant(19)           1998      242,923             0         0                    114,835(21)        4,623(24)
                            1997      220,000             0         0                     66,835(22)        2,983(24)
                            1996      136,231        24,145    38,822(20)                 40,914(23)          288(2)


(1) Represents (i) $932 with respect to group life insurance premiums paid and $3,390 contributed by the Company on behalf of Mr. Schwartz to the Company's 401(k) plan in fiscal 1998, (ii) $534 with respect to group life insurance premiums paid and $2,520 contributed by the Company on behalf of Mr. Schwartz to the Company's 401(k) plan in fiscal 1997, and
         (iii) $534 with respect to group life insurance premiums paid and $950 contributed by the Company on behalf of Mr. Schwartz to the Company's
         401(k) plan in fiscal 1996.

(2)      Represents group life insurance premiums paid.

(3) Represents $88,804 in moving expenses and $11,643 in automobile expenses paid by the Company on Mr. Berryman's behalf.



(4) Includes only shares for which options were granted, or deemed granted due to repricing, in 1997 which were repriced in 1998.

(5) Includes 656 shares for which options granted in 1996 were repriced in 1997. All shares shown were subsequently repriced in 1998 and are reflected as grants in that year.

(6) All shares shown were subsequently repriced in 1997 and are reflected as grants in that year.

(7) Represents (i) $348 with respect to group life insurance premiums paid and $2,654 contributed by the Company on behalf of Mr. Berryman to the Company's 401(k) plan in fiscal 1998, (ii) $171 with respect to group life insurance premiums paid and $2,803 contributed by the Company on behalf of Mr. Berryman to the Company's 401(k) plan in fiscal 1997, and
         (iii) $165 with respect to group life insurance premiums paid and $2,375 contributed by the Company on behalf of Mr. Berryman to the Company's 401(k) plan in fiscal 1996.

(8)      Mr. Sisson joined the Company in May 1998.

(9) Includes $159,000 in bonuses paid to Mr. Sisson upon the Company's acquisition of ITI Holdings, Inc. in 1998.

(10)     Mr. Dontje joined the Company  in May 1996  and served as a Senior Vice
         President from November 1997 to February 1999.

(11)     Represents moving expenses paid by the Company on Mr. Dontje's behalf.

(12) Includes 40,483 shares for which options were granted, or deemed granted due to repricing, in 1997 which were repriced in 1998.

(13) Includes 30,118 shares for which options granted in 1996 were repriced in 1997. All shares shown were subsequently repriced in 1998 and are reflected in the table as grants in that year.

(14) All shares shown were subsequently repriced in 1997 and are reflected in the table as grants in that year.

(15) Represents (i) $852 with respect to group life insurance premiums paid and $2,026 contributed by the Company on behalf of Mr. Dontje to the Company's 401(k) plan in fiscal 1998 and (ii) $726 with respect to group life insurance premiums paid and $1,313 contributed by the Company on behalf of Mr. Dontje to the Company's 401(k) plan in fiscal
         1997.

(16) Mr. Abernethy joined the Company in December 1997 and served as the Company's Chief Financial Officer from January 1998 to October 1998.
         Mr. Abernethy's employment with the Company ceased in January 1999.

(17) Includes 150,000 shares for which options granted in 1997 were repriced in 1998.

(18) All shares shown were subsequently repriced in 1998 and are reflected in the table as grants in that year.

(19)     Mr. Nikrant served as a Senior Vice President from May 1996 to December
         1998.

(20)     Includes  $33,543  in  moving  expenses  paid  by  the  Company  on Mr.
         Nikrant's behalf.

(21) Includes 66,835 shares for which options were granted, or deemed granted due to repricing, in 1997 which were repriced in 1998.

(22) Includes 40,914 shares for which options granted in 1996 were repriced in 1997. All shares shown were subsequently repriced in 1998 and are reflected in the table as grants in that year.




(23) All shares shown were subsequently repriced in 1997 and are reflected in the table as grants in that year.

(24) Represents (i) $1,711 with respect to group life insurance premiums paid and $2,912 contributed by the Company on behalf of Mr. Nikrant to the Company's 401(k) plan in fiscal 1998 and (ii) $1,539 with respect to group life insurance premiums paid and $1,444 contributed by the Company on behalf of Mr. Nikrant to the Company's 401(k) plan in fiscal
         1997.


OPTION GRANTS IN LAST FISCAL YEAR

         The following table sets forth the number of incentive stock options granted to the Named Executive Officers during 1998.


                        OPTION GRANTS IN LAST FISCAL YEAR

                                                                                          POTENTIAL REALIZABLE
                                                                                              VALUE AT ASSUMED
                                                                                         ANNUAL RATES OF STOCK
                                                                                        PRICE APPRECIATION FOR
                                          INDIVIDUAL GRANTS                                             OPTION
                                                                                                      TERM (1)
                                                                                       ------------------------

                              NUMBER OF        % OF TOTAL
                              SECURITIES         OPTIONS      EXERCISE
                              UNDERLYING       GRANTED TO      OR BASE
                               OPTIONS        EMPLOYEES IN      PRICE     EXPIRATION
          NAME                GRANTED(#)     FISCAL YEAR (2)   ($/SH)         DATE         5% ($)      10 %($)
          ----                ----------     ---------------   -------   ---  -----        ------      -------

Theodore G. Schwartz          200,000(3)          5.1%         $25.00      3/23/08     $(357,600)   $2,392,166

Marc S. Simon                     -                 -             -           -                 -            -

Donald Berryman                   656(4)(5)         *           $8.50      6/28/06          2,662        6,377
                                4,426(4)(5)         *           $8.50      1/15/07         19,352       47,055
                               30,000(4)(3)         *           $8.50     10/28/07        160,368      346,277

L. Clark Sisson                50,000(3)          1.3%          $6.50      4/30/08        259,039    1,328,724
                               50,000(3)          1.3%          $3.44       9/2/08        108,170      274,124

John Dontje                       118(4)(6)         *           $8.50      11/4/06            425          996
                                  365(4)(6)         *           $8.50       1/5/07          1,315        3,081
                               10,000(4)(6)         *           $8.50      5/20/07         45,293      233,859
                               20,000(4)(6)         *           $8.50      5/20/07         90,586      467,718
                               10,000(4)(6)         *           $8.50      5/20/07         42,293      233,859
                               68,000(6)          1.7%          $8.50      4/30/08        352,293    1,807,069
                               50,000(6)          1.3%          $3.44       9/2/08        108,170      294,124

John Abernethy                150,000(4)(7)       3.8%          $8.50     11/21/07      2,267,846    4,366,390
                               25,000(7)            *           $8.50      4/30/08        129,519      664,362

James Nikrant                     594(4)(8)         *           $8.50      6/28/06          2,411        5,774
                                  320(4)(8)         *           $8.50      11/4/96          1,153        2,701
                                  921(4)(8)         *           $8.50      1/15/07          4,027        9,792
                               25,000(4)(8)         *           $8.50      5/20/07        113,233      584,647
                               20,000(4)(8)         *           $8.50      5/20/07         90,586      467,718
                               20,000(4)(8)         *           $8.50      5/20/07         90,586      467,718
                               48,000(8)          1.2%          $8.50      4/30/08        248,677    1,275,575

*   Less than 1%.

(1) The potential realizable value is calculated based on the term of the option at its time of grant (ten years). It is calculated by assuming the stock price on the date of grant appreciates at the indicated



         annual rate compounded annually for the entire term of the option and that the option is exercised and sold on the last day of its term for the appreciated stock price.

(2)      Based on 3,898,510  total options  granted to employees,  including the
         Named  Executive  Officers,  in 1998.  This amount  includes  2,879,614 options  which were granted in 1998 and  1,018,896  options  which were issued in earlier years but repriced in 1998.

(3)      Options are not  exercisable  during the first  twelve  months from the
         date  the  options  are  granted.   Thereafter,   the  options   become
         exercisable  at the  rate of 20% of the  total  shares  subject  to the option on and after  the first day of each  anniversary  of the date on which option was awarded. The term of the option is ten years.

(4)      Options granted in prior years but repriced in 1998.

(5) Options are not exercisable during the first three years from the date they are granted. The term of the option is ten years.

(6) All unvested options (representing 121,065 shares) held by Mr. Dontje were forfeited upon the termination of his employment with the Company in February 1999. In addition, all vested options which Mr. Dontje continues to hold (representing 37,418 shares) must be exercised by August 31, 2001. Upon the termination of his employment with the Company, the vesting of certain of Mr. Dontje's options was accelerated pursuant to the terms of the option grant.

(7)      All  unvested  options   (representing  110,000  shares)  held  by  Mr.
         Abernethy were forfeited  upon the  termination of his employment  with the Company in January 1999. In addition,  all vested options which Mr.
         Abernethy  continues  to  hold  (representing  65,000  shares)  must be exercised by June 30, 2000. Upon the termination of his employment with the Company, the Company agreed to accelerate the vesting of certain of
         Mr. Abernethy's options. See "Severance Agreements."

(8)      All unvested options  (representing  80,066 shares) held by Mr. Nikrant were forfeited upon the  termination of his employment with the Company in December  1998. In addition,  all vested  options which Mr.  Nikrant continues  to hold  (representing  34,769  shares) must be exercised by
         December 27, 1999.  Upon the  termination  of his  employment  with the
         Company,   the  vesting  of  certain  of  Mr.  Nikrant's   options  was
         accelerated pursuant to the terms of the option grant.


AGGREGATE FISCAL YEAR-END OPTION VALUES

         The following table provides information regarding the exercisable and unexercisable incentive stock options held by the Named Executive Officers as of January 3, 1999, the last day of fiscal 1998. No Named Executive Officer exercised any options in fiscal 1998.


                     AGGREGATE FISCAL YEAR-END OPTION VALUES


                                       NUMBER OF SECURITIES                            VALUE OF UNEXERCISED
                                      UNDERLYING UNEXERCISED                         IN-THE-MONEY OPTIONS AT
                                  OPTIONS AT FISCAL YEAR-END (#)                        FISCAL YEAR-END ($)(1)
                                  ------------------------------                        ----------------------

NAME
                                EXERCISABLE        UNEXERCISABLE               EXERCISABLE             UNEXERCISABLE

Theodore G. Schwartz                    0                200,000                    -                        -

Marc S. Simon                     359,020                256,014                 $233,007                 $148,672

Donald Berryman                    97,982                102,070                    -                        -

L. Clark Sisson                         0                100,000                    -                     $17,500

John Dontje(2)                          0                158,483                    -                     $17,050

John Abernethy(3)                  30,000                145,000                    -                        -

James Nikrant(4)                   34,769                      0                    -                        -


(1) Value is calculated by subtracting the exercise price per share from the fair market value at December 31, 1998, the last trading day in fiscal 1998, of $3.781 per share, and multiplying by the number of shares subject to the stock option.

(2) All unvested options (representing 121,065 shares) held by Mr. Dontje were forfeited upon the termination of his employment with the Company in February 1999. In addition, all vested options which Mr. Dontje continues to hold (representing 37,418 shares) must be exercised by August 31, 2001. Upon the termination of his employment with the Company, the vesting of certain of Mr. Dontje's options was accelerated pursuant to the terms of the option grant.

(3)      All  unvested  options   (representing  110,000  shares)  held  by  Mr.
         Abernethy were forfeited  upon the  termination of his employment  with the  Company.  In  addition,  all vested  options  which Mr.  Abernethy continues  to hold  (representing  65,000  shares) must be exercised by
         June 30, 2000. Upon the termination of his employment with the Company, the  Company  agreed  to  accelerate  the  vesting  of  certain  of Mr.
         Abernethy's options. See "Severance Agreements."

(4)      All unvested options  (representing  80,066 shares) held by Mr. Nikrant were forfeited upon the  termination of his employment with the Company in December  1998. In addition,  all vested  options which Mr.  Nikrant continues  to hold  (representing  34,769  shares) must be exercised by
         December 27, 1999.  Upon the  termination  of his  employment  with the
         Company,   the  vesting  of  certain  of  Mr.  Nikrant's   options  was
         accelerated pursuant to the terms of the option grant.


REPORT ON REPRICING OF OPTIONS

         On August 5, 1998, pursuant to the recommendation of the Compensation Committee, and in order to preserve an economic incentive for continued commitment to the Company's success, the Board of Directors authorized the repricing of certain of its outstanding options having an exercise price in excess of the then current market value. The Board of Directors made the decision to reprice such options based on its belief that such repricing was necessary and in the best interest of the Company and its share owners to retain key personnel. The Board of Directors authorized the repricing of all options (other than options held by Messrs. Schwartz and Simon and any director) having an exercise price in excess of the then current market value. Such options were amended (i) with respect to the Company's Chief Financial Officer and Senior Vice Presidents, to provide a new exercise price of $8.50 per share (when the fair market value was $5 5/8) and (ii) with respect to all other option holders, to provide a new exercise price of $6.50 per share (when the fair market value was $5 5/8), which was not less than the fair market value of the Company's Common Shares on such date. Other than such change in the exercise price, all other terms of the existing options remained the same.

         The following table contains information about adjustments to the exercise prices of the outstanding options held by executive officers (including Named Executive Officers) since the Company's initial public offering of its Common Shares on October 10, 1995. As described above, the adjustments made on August 5, 1998 were made by amending the existing options to provide them with the new exercise price.


                                             TEN-YEAR OPTION REPRICINGS


                                   Number of                                                       Length of
                                   Common Shares   Market Price                                    Original Option
                                   Underlying      of Common        Exercise                       Term Remaining
                                   Options         Shares at Time   Price at Time   New Exercise   at Date of
Name               Date            Repriced        of Repricing     of Repricing    Price          Repricing
----               ----            --------           ---------        ---------    -----          ---------

John Abernethy     8/5/98          150,000           $5.63            $14.50           $8.50          9 1/4 years(1)
                   8/5/98           25,000           $5.63             $9.50           $8.50          9 3/4 years(1)
                                       656          $32.25            $36.00          $32.25          9 1/2 years

Donald B.          1/15/97             656          $16.75            $32.25          $16.75          9 years
Berryman           5/20/97           4,426          $16.75            $32.25          $16.75          9 1/2 years
                   5/20/97             656           $5.63            $16.75           $8.50          7 3/4 years
                    8/5/98           4,426           $5.63            $16.75           $8.50          8 1/4 years
                    8/5/98          30,000           $5.63            $12.66           $8.50          9 1/4 years
                   8/5/98

John C. Dontje     1/15/97          10,000          $32.25            $34.12          $32.25          9 1/4 years(2)
                   1/15/97          20,000          $32.25            $42.88          $32.25          9 3/4 years(2)
                   1/15/97             118          $32.25            $42.88          $32.25          9 3/4 years(2)
                   5/20/97          10,000          $16.75            $32.25          $16.75          9 years(2)
                   5/20/97          20,000          $16.75            $32.25          $16.75          9 1/4 years(2)
                   5/20/97             118          $16.75            $32.25          $16.75          9 1/4 years(2)
                   5/20/97             365          $16.75            $32.25          $16.75          9 1/2 years(2)
                    8/5/98             118           $5.63            $16.75           $8.50          8 years(2)
                    8/5/98             365           $5.63            $16.75           $8.50          8 1/4 years(2)
                    8/5/98          10,000           $5.63            $16.75           $8.50          7 3/4 years(2)
                    8/5/98          20,000           $5.63            $16.75           $8.50          8 years(2)
                    8/5/98          10,000           $5.63            $16.75           $8.50          8 3/4 years(2)
                    8/5/98          68,000           $5.63             $9.50           $8.50          9 3/4 years(2)

William S.         1/15/97             319          $32.25            $34.81          $32.25          9 1/2 years(3)
Lipsman            1/15/97             113          $32.25            $42.88          $32.25          9 3/4 years(3)
                   1/15/97           1,000          $32.25            $42.88          $32.25          9 3/4 years(3)
                   5/20/97             319          $16.75            $32.25          $16.75          9 years(3)
                   5/20/97             113          $16.75            $32.25          $16.75          9 1/4 years(3)
                   5/20/97             372          $16.75            $32.25          $16.75          9 1/2 years(3)
                   5/20/97           5,000          $16.75            $25.00          $16.75          9 3/4 years(3)
                   5/20/97           1,000          $16.75            $32.25          $16.75          9 1/2years(3)
                   5/20/97           7,500          $16.75            $29.94          $16.75          9 3/4 years(3)
                    8/5/98             319           $5.63            $16.75           $6.50          7 3/4 years(3)
                    8/5/98             113           $5.63            $16.75           $6.50          8 years(3)
                    8/5/98             372           $5.63            $16.75           $6.50          8 1/4 years(3)
                    8/5/98           2,500           $5.63            $16.75           $6.50          8 3/4 years(3)
                    8/5/98           5,000           $5.63            $16.75           $6.50          8 1/2 years(3)
                    8/5/98           1,000           $5.63            $16.75           $6.50          8 1/4 years(3)
                    8/5/98           7,500           $5.63            $16.75           $6.50          8 1/2 years(3)
                    8/5/98          17,200           $5.63             $9.50           $6.50          9 3/4 years(3)

James M. Nikrant   1/15/97          20,000          $32.25            $38.38          $32.25          9 1/2 years(4)
                   1/15/97             594          $32.25            $36.00          $32.25          9 1/2 years(4)
                   1/15/97             320          $32.25            $42.88          $32.25          9 3/4 years(4)
                   1/15/97          20,000          $32.25            $42.88          $32.25          9 3/4 years(4)
                   5/20/97          20,000          $16.75            $32.25          $16.75          9 years(4)
                   5/20/97             594          $16.75            $32.25          $16.75          9 years(4)
                   5/20/97             320          $16.75            $32.25          $16.75          9 1/4 years(4)
                   5/20/97          20,000          $16.75            $32.25          $16.75          9 1/4 years(4)
                   5/20/97             921          $16.75            $32.25          $16.75          9 1/2 years(4)
                    8/5/98             594           $5.63            $16.75           $8.50          7 3/4 years(4)
                    8/5/98             320           $5.63            $16.75           $8.50          8 years(4)
                    8/5/98             921           $5.63            $16.75           $8.50          8 1/4 years(4)
                    8/5/98          25,000           $5.63            $16.75           $8.50          8 3/4 years(4)
                    8/5/98          20,000           $5.63            $16.75           $8.50          7 3/4 years(4)
                    8/5/98          20,000           $5.63            $16.75           $8.50          8 years(4)
                    8/5/98          48,000           $5.63             $9.50           $8.50          9 3/4 years(4)


                                   Number of                                                       Length of
                                   Common Shares   Market Price                                    Original Option
                                   Underlying      of Common        Exercise                       Term Remaining
                                   Options         Shares at Time   Price at Time   New Exercise   at Date of
Name               Date            Repriced        of Repricing     of Repricing    Price          Repricing
----               ----            --------           ---------        ---------    -----          ---------

L. Clark Sisson     8/5/98          50,000           $5.63             $9.50           $6.50          9 3/4 years

Philip B. Wade     1/15/97           1,000          $32.25            $42.88          $32.25          9 3/4 years
                   1/15/97             231          $32.25            $34.81          $32.25          9 1/2years
                   1/15/97              94          $32.25            $42.88          $32.25          9 3/4 years
                   5/20/97           1,000          $16.75            $32.25          $16.75          9 1/4 years
                   5/20/97           4,400          $16.75            $32.25          $16.75          9 1/2years
                   5/20/97             231          $16.75            $32.25          $16.75          9 years
                   5/20/97              94          $16.75            $32.25          $16.75          9 1/4 years
                   5/20/97             359          $16.75            $32.25          $16.75          9 1/2years
                    8/5/98             231           $5.63            $16.75           $6.50          7 3/4 years
                    8/5/98              94           $5.63            $16.75           $6.50          8 years
                    8/5/98             359           $5.63            $16.75           $6.50          8 1/4 years
                    8/5/98           5,000           $5.63            $16.75           $6.50          8 3/4 years
                    8/5/98           1,000           $5.63            $16.75           $6.50          8 years
                    8/5/98           4,440           $5.63            $16.75           $6.50          8 1/4 years
                    8/5/98           9,824           $5.63             $9.50           $6.50          9 3/4 years

(1)      All  unvested  options   (representing  110,000  shares)  held  by  Mr.
         Abernethy were forfeited  upon the  termination of his employment  with the Company in January 1999. In addition,  all vested options which Mr.
         Abernethy  continues  to  hold  (representing  65,000  shares)  must be exercised by June 30, 2000. Upon the termination of his employment with the Company, the Company agreed to accelerate the vesting of certain of
         Mr. Abernethy's options. See "Severance Agreements."

(2) All unvested options (representing 121,065 shares) held by Mr. Dontje were forfeited upon the termination of his employment with the Company in February 1999. In addition, all vested options which Mr. Dontje continues to hold (representing 37,418 shares) must be exercised by August 31, 2001. Upon the termination of his employment with the Company, the vesting of certain of Mr. Dontje's options was accelerated pursuant to the terms of the option grant.

(3) All unvested options (representing 33,504 shares) held by Mr. Lipsman were forfeited upon the termination of his employment with the Company in February 1999. In addition, all vested options which Mr. Lipsman continues to hold (representing 500 shares) must be exercised by May
         20, 1999.

(4)      All unvested options  (representing  80,066 shares) held by Mr. Nikrant were forfeited upon the  termination of his employment with the Company in December  1998. In addition,  all vested  options which Mr.  Nikrant continues  to hold  (representing  34,769  shares) must be exercised by
         December 27, 1999.  Upon the  termination  of his  employment  with the
         Company,   the  vesting  of  certain  of  Mr.  Nikrant's   options  was
         accelerated pursuant to the terms of the option grant.


                                            COMPENSATION COMMITTEE

                                            George D. Dalton
                                            Paul G. Yovovich

EMPLOYMENT AGREEMENTS

         In May 1995, the Company entered into an employment agreement with Mr. Simon providing for payment of an annual base salary of $250,000. Mr. Simon will be eligible to receive bonuses from the Company through the Company's Compensation, Performance, Responsibility Incentive Plan ("CPR Plan"). In addition, Mr. Simon will receive an additional payment for each calendar year during the term of the agreement equal to the excess, if any, of $500,000 over Mr. Simon's salary plus bonus. If Mr. Simon's salary plus bonus in any given year exceeds $500,000, the additional payment for the following year shall be reduced by the amount of such excess. The Company granted Mr. Simon an option to purchase 565,034 Common Shares. This option has a term of 10 years and an exercise price of $1,764,705. The option vests 20% on May 31 of each year from 1996 through 2000. If Mr. Simon is terminated for cause or resigns without substantial reason, the unvested portion of the option is forfeited. The option fully vests upon Mr. Simon's death or disability or if his employment agreement is terminated without cause or Mr. Simon terminates such agreement for substantial reason. After May 31, 2000, the agreement is terminable by either party on 30-days notice. Until May 31, 2000, the agreement will terminate for any of the following events: (1) death or disability of Mr. Simon; (2) mutual agreement, (3) the Company's election to terminate for cause; (4) Mr. Simon's election to terminate for substantial reason with 30-days notice; or (5) Mr. Simon's election to terminate without substantial reason. If the agreement terminates due to death, disability or mutual agreement, the Company has agreed to pay Mr. Simon his salary as accrued through the termination date and any amounts accrued and vested with respect to the CPR Plan. If Mr. Simon's employment is terminated for cause or Mr. Simon elects to terminate without substantial reason, he will receive only his salary up to the date of termination. If Mr. Simon terminates the agreement with substantial reason or the Company terminates without cause, Mr. Simon shall receive his salary, bonuses and execution payments up to the termination date and any amounts accrued and vested, but not covered by the bonus under the CPR Plan. These amounts will be paid in equal monthly installments, without interest, through the scheduled termination date of the agreement. During such period, Mr. Simon has agreed to assist the Company in transitioning his former responsibilities to other employees and shall serve as an advisor and consultant to the Company for approximately 10 hours per week. The agreement also contains non-competition and confidentiality commitments.

         In March 1994, the Company entered into an employment agreement with Mr. Berryman providing for payment of a minimum annual base salary of $125,000. Mr. Berryman will be eligible to receive bonuses from the Company through the CPR Plan. The employment agreement terminates upon the occurrence any of the following events: (1) death or disability of Mr. Berryman; (2) mutual agreement,
(3) the Company's election to terminate for cause; or (4) 60 days' prior written notice by either party. If the agreement terminates due to death, disability, mutual agreement or 60 days written notice by Mr. Berryman, the Company has agreed to pay Mr. Berryman his salary as accrued through the termination date and any amounts accrued and vested with respect to the CPR Plan. If Mr. Berryman's employment is terminated with or without cause, he will receive only his salary up to the date of termination. The agreement also contains non-competition and confidentiality commitments.

         In April 1999, the Company entered into an employment agreement with Mr. Sisson. This employment agreement, which provides for payment of a minimum annual base salary of $225,000, replaced an earlier agreement between Mr. Sisson and the Company. Under the agreement, Mr. Sisson will also be eligible to receive bonuses from the Company through the CPR Plan, with a maximum payout of 50% of his base salary, if the Company and Mr. Sisson each meet certain budgeted performance goals. In addition, the Company agreed to pay certain relocation costs to Mr. Sisson and granted to Mr. Sisson options to purchase an additional 150,000 Common Shares. In the even that Mr. Sisson's employment is terminated by the Company other than for gross negligence or cause, Mr. Sisson will be entitled to severance payments equal to 12 months base salary. Pursuant to the agreement, Mr. Sisson also executed the Company's standard non-competition and confidentiality agreement.

SEVERANCE AGREEMENTS

         In January 1999, the Company entered into a severance agreement with John Abernethy, who served as the Company's Chief Financial Officer from January 1998 to October 1998. Pursuant to the terms of the severance agreement, the Company agreed to pay to Mr. Abernethy his base salary (at the rate of $250,000 per year) for a period of nine months beginning on his termination date (January 8, 1999). The Company and Mr. Abernethy also agreed that Mr. Abernethy would receive a bonus of $62,500 for his 1998 service to the Company and that the vesting of certain options granted to Mr. Abernethy would be accelerated, so that he currently holds an aggregate of 65,000 vested options. Further, the Company agreed to allow Mr. Abernethy to exercise such vested options at any time until June 30, 2000. Under the severance agreement, Mr. Abernethy may continue to participate in the Company's employee benefit plans until June 30, 2000 and will have access to certain out placement services at the Company's expense (up to $2,500). Concurrent with his execution of the severance agreement, Mr. Abernethy delivered to the Company a general release of claims.

         In April 1999, the Company entered into a severance agreement with John Dontje, who served as the Company's Senior Vice President until February 1999. Pursuant to the terms of the severance agreement, the Company agreed to pay to Mr. Dontje $250,000 over a period of thirty months beginning March 1, 1999. Further, the Company agreed to allow Mr. Dontje to exercise his vested options at any time until March 1, 2000. Under the severance agreement, Mr. Abernethy may continue to participate in the Company's employee benefit plans until February 29, 2000 and the Company agreed to sell to Mr. Dontje the automobile the Company had provided for his use, for consideration of $8,000. Concurrent with his execution of the severance agreement, Mr. Dontje delivered to the Company a general release of claims.

         In January 1999, the Company entered into a severance agreement with James Nikrant, who served as the Company's Senior Vice President until December 27, 1998. Pursuant to the terms of the severance agreement, the Company agreed to pay to Mr. Nikrant $300,000 over a period of sixty-five weeks from the date of his termination of employment. Further, the Company agreed to allow Mr. Dontje to exercise his vested options at any time until December 27, 1999. Concurrent with his execution of the severance agreement, Mr. Dontje delivered to the Company a general release of claims.

             COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

OVERVIEW OF EXECUTIVE COMPENSATION POLICIES

         The Compensation Committee administers the Company's executive officer compensation program. The Compensation Committee has established the following general principles in setting the compensation levels of the Company's executive officers and in administering the APAC TeleServices, Inc. 1995 Incentive Stock Plan (the "Incentive Stock Plan"):

         o Provide compensation levels and equity ownership opportunities through the Incentive Stock Plan to attract and retain highly qualified individuals.

         o        Set   competitive   base   compensation   levels  and  utilize
                  performance based incentive compensation to achieve total compensation targets.

         o Establish performance goals which are aggressive and are aligned with the Company's objectives regarding increasing growth in operating results and share owner value.

         o Use a compensation performance responsibility incentive compensation system to recognize outstanding individual contributions and overall Company performance which exceed annual goals.

         o Grant stock options broadly across the organization so that all executive officers and key employees are firmly aligned with the Company's share owners' economic value.

         The overall compensation of executive officers is made up of the compensation components set forth below.

         Base Salaries. Base salaries of executive officers are targeted to be competitive relative to companies in the direct marketing, high technology and high growth industries and other comparable companies. In determining salaries, the Committee also takes into account individual experience and performance.

         Compensation, Performance, Responsibility Incentive Plan. In 1998 the Company utilized a compensation, performance and responsibility (CPR) bonus plan. Under the CPR Plan, the Committee established goals based on significant individual and team contributions to the short- and long-term objectives of the Company. CPR incentive payments may be in the form of either cash or stock options. Funding to establish the pool of dollars used for CPR payments is based upon pre-tax profit levels from the overall company, business and divisions. Performance is assessed on both the individual and team levels, primarily on the basis of business objectives achieved.

         Option Grants. Executive officers and other key employees of the Company are eligible to participate in the Incentive Stock Plan. The purpose of the plan is to attract highly qualified individuals and to provide them with incentive to maximize share owner value by providing them with opportunities to acquire Common Shares of the Company. Options are granted to executive officers and key employees who the Compensation committee, in its sole discretion, determines to be responsible for the future growth and profitability of the Company. The Compensation Committee establishes the number of shares covered by each grant and the exercise price and vesting period for each grant. The Committee typically grants stock options with five year vesting periods for each grant, creating strong incentives for recipients of stock option grants to remain with the Company. The stock options granted by the Compensation Committee generally have an exercise price equal to the fair market value of the Company's Common Shares on the date of grant, thus rewarding the recipient only if the Company's Common Share price appreciates above the price on the date of grant.

         In 1998 the Compensation Committee granted a total of 2,879,614 options to 858 employees, some of whom are officers of the Company. In addition, in 1998 the Company repriced 2,639,709 options (including 1,620,813 options which had been granted in 1998 prior to the repricing). See "Report on Repricing of Options." Option grants ranged from one option to 400,000 options for executive officers and employees.

         Section 162(m) of the Internal Revenue Code limits the deductibility, for federal income tax purposes, of compensation paid to certain of the Company's executive officers in excess of $1 million, unless certain conditions are met. The Compensation Committee does not believe that Section 162(m) will effect the deductibility of compensation expected to be paid by the Company in the foreseeable future.

CHIEF EXECUTIVE OFFICER COMPENSATION

         The base salary of Mr. Schwartz, the Company's Chief Executive Officer, remained at $312,000 for the years 1996 and 1997 and was $324,000 in 1998. The Compensation Committee believes that Mr. Schwartz's total cash compensation was significantly below that of his peers at comparable companies. In 1998, Mr. Schwartz received an option exercisable into 200,000 Common Shares. Such option has an exercise price equal to $25.00 per share, expires after ten years and vests at a rate of 20% per year, beginning on the first anniversary of the grant date. The market price of the Common Shares on the date Mr. Schwartz received his grant was $14.25. Prior to 1998, the Company did not issue any options to Mr. Schwartz due to his significant ownership interest in the Company. However, in 1998, the Compensation Committee approved the grant of options to Mr. Schwartz described above to begin to bring his compensation package in line with those of his peers at comparable companies. Even so, however, the Compensation Committee set the exercise price for such grant significantly above the market price on the date of grant in order to provide a clear incentive to Mr. Schwartz to work toward a significant increase in the market price of the Company's Common Shares.

                                            COMPENSATION COMMITTEE

                                            George D. Dalton
                                            Paul G. Yovovich

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         During 1998, no executive officer of the Company served on the board of directors or compensation committee of any other corporation with respect to which any member of the Compensation Committee was engaged as an executive officer. No member of the Compensation Committee was an employee of the Company in 1998 and none was formerly an officer of the Company.


                              CERTAIN TRANSACTIONS

         Mr. Collins, a director of the Company, is of counsel at Shuttleworth & Ingersoll, P.C., a law firm in Cedar Rapids which provided certain legal services to the Company in fiscal 1998. In addition, the Company owns $250,000 in shares of 2001 Development Corporation, a community-oriented economic development company in Cedar Rapids, Iowa, of which Mr. Collins is the President. Share ownership in 2001 Development Corporation is limited to corporations doing business in Cedar Rapids and, as a result, Mr. Collins owns no interest in 2001 Development Corporation.

         An entity controlled by the spouse of Morris R. Shechtman, who served as a director of the Company until December 1998, was a consultant of the Company in 1998 and received an aggregate of $106,702 as compensation for services rendered.

                                PERFORMANCE GRAPH

         The following graph sets forth a comparison of the cumulative total share owner return on the Company's Common Shares for the period beginning October 11, 1995, the date the Company's Common Shares began trading on the Nasdaq National Market, and ending December 31, 1998, the last trading day in fiscal 1998, as compared with the cumulative total return of the S&P 500 Index and a Peer Group Index. The Peer Group consists of: ATC Communications Group, Inc., ICT Group, Inc., National Techteam, Inc., Precision Response Corp., RMH Teleservices Inc., Sitel Corp., Snyder Communications, Sykes Enterprises, Inc., Teletech Holdings, Inc., Telespectrum Worldwide, Inc. and West Teleservices Corp. The total share owner return for each company in the Peer Group has been weighted according to the company's stock market capitalization. This graph assumes an investment of $100 on October 11, 1995 in each of the Company's Common Shares, the S&P 500 Index and the Peer Group Index, and assumes reinvestment of dividends, if any. The stock price performance shown on the graph below is not necessarily indicative of future stock price performance.





                        [graph omitted]











------------------------------- ---------------- ------------ -------------- ---------------- --------------
                                       10/11/95     12/29/95       12/27/96         12/26/97       12/31/98
------------------------------- ---------------- ------------ -------------- ---------------- --------------
APAC Teleservices, Inc.                 $100.00       $167.9         $364.8           $134.6          $38.1
S&P 500                                 $100.00       $106.7         $134.4           $169.5         $226.6
Peer Group                              $100.00       $138.0         $388.0           $241.8         $226.0
------------------------------- ---------------- ------------ -------------- ---------------- --------------


                      PROPOSAL TO APPROVE THE AMENDMENT TO
          THE COMPANY'S AMENDED AND RESTATED ARTICLES OF INCORPORATION
                          TO CHANGE THE COMPANY'S NAME

         The Company's Board of Directors has adopted a resolution to amend the Company's Amended and Restated Articles of Incorporation to change the Company's name from APAC TeleServices, Inc. to APAC Customer Services, Inc.

         In the judgment of the Board of Directors, the change of the corporate name is desirable given that the nature of the Company's business is far more expansive than the "TeleServices" name implies and that the Company's primary focus is on "Customer Service."

         Approval of the Charter Amendment requires the affirmative vote of two-thirds of the outstanding Common Shares entitled to vote as of March 22, 1999, the record date.

         The Board of Directors recommends a vote FOR approval of the amendment of the Company's Amended and Restated Articles of Incorporation to change the Company's name from APAC TeleServices, Inc. to APAC Customer Services, Inc.


                    PROPOSAL TO APPROVE THE RESERVATION OF AN
                        ADDITIONAL 150,000 COMMON SHARES
       FOR ISSUANCE UNDER THE 1995 NONEMPLOYEE DIRECTOR STOCK OPTION PLAN

         The 1995 Nonemployee Director Stock Option Plan (the "Plan") was adopted by the Board of Directors in 1995 and approved by the share owners in the same year. The purpose of the Plan is to attract and retain highly qualified persons as directors of the Company. The total number of Common Shares presently available for grant under the Plan is 150,000. As of March 22, 1999, options to purchase an aggregate of 100,000 Common Shares had been granted under the Plan.

         The Board of Directors has now amended the Plan, subject to share owner approval, to increase the number of shares available for grants under the Plan to 300,000.

         The increase in the number of Common Shares available for grants under the Plan will allow the Company to remain competitive with those companies that offer stock incentives to attract and keep directors.

SUMMARY OF PLAN

         The purpose of Plan is to enable the Company to provide those directors of the Company who are not salaried officers or employees of the Company or any of its direct or indirect subsidiaries with stock options, thereby attracting, retaining and rewarding such persons and strengthening the mutuality of interest between such persons and the Company's share owners.

         Only non-employee directors of the Company are eligible to participate in the Incentive Stock Plan. There are currently 3 such directors eligible to participate in the Plan, Messrs. Collins, Dalton and Yovovich. Under the Plan, as recently amended by the Board of Directors, each non-employee director may be awarded nonqualified stock options as determined by the Compensation Committee and ratified by the full Board of Directors (prior to the recent amendment, the Plan provided that each non-employee director was automatically awarded nonqualified stock options exercisable into 10,000 Common Shares on the date of each annual meeting of the Company's share owners). Options issued under the

Plan must have an exercise price equal to the fair market value on the date of grant, expire after 10 years and vest in equal installments on the first, second and third anniversary of the date of grant. For a description of the options to be awarded to the non-employee directors in 1999, see "Director Compensation."

         The Plan provides that the options granted may not be transferred otherwise than by law or by will or the laws of descent and distribution or to members of the director's immediate family or trusts or family partnerships for the benefit of such family members.

         The Board of Directors reserves the right to amend, suspend or terminate the Plan at any time, subject to the rights of participants with respect to any outstanding awards. Notwithstanding the foregoing, the Plan may not be amended more frequently than once every six months and no amendment to the Plan may be made without approval of share owners of the Company if such approval is required by law or regulatory authority.

FEDERAL TAX TREATMENT

         Under current United States' tax law, a director who is granted a nonqualified stock option will not have taxable income at the time of grant, but will have taxable income at the time of exercise equal to the difference between the exercise price of the shares and the market value of the shares on the date of exercise.
The Company is entitled to a tax deduction for the same amount.

GENERAL PLAN INFORMATION

         No options have been granted by the Company under the Plan since the end of fiscal 1998. To date, Messrs. Collins, Dalton and Yovovich, the Company's current nonemployee directors, have received options exercisable into an aggregate of 35,000, 25,000 and 20,000, respectively, under the Plan. On April 23, 1999 the last reported sales price of the Common Shares on the Nasdaq National Market was $3.125 per share.

         The affirmative vote of the holders of a majority of the Common Shares entitled to vote and represented in person or by proxy at the Annual Meeting is required to approve the proposal to reserve an additional 150,000 Common Shares to be available for issuance pursuant to the Plan.

         The  Board  of  Directors   recommends  a  vote  FOR  approval  of  the
reservation of an additional 150,000 Common Shares for issuance under the APAC TeleServices, Inc. 1995 Nonemployee Director Stock Option Plan.


             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934, as amended, requires that certain of the Company's officers, its directors, and persons who own more than ten percent of the Company's outstanding stock, file reports of ownership and changes in ownership with the Securities and Exchange Commission. During 1998, to the knowledge of the Company, all Section 16(a) filing requirements applicable to its officers, directors, and greater than ten percent beneficial owners were complied with, except that, due to an error at the Company, Mr.Berryman did not timely report the repricing of his options in 1998.


                            ANNUAL REPORT; FORM 10-K

         A copy of the Company's Annual Report on Form 10-K filed with the SEC accompanies this proxy statement. Additional copies of the Annual Report on Form 10-K may be obtained by writing to APAC TeleServices, Inc., One Parkway North Center, Suite 510, Deerfield, Illinois 60015, Attention: Secretary.

                                   ACCOUNTANTS

         The firm of Arthur Andersen LLP was the Company's independent accountants for fiscal 1998 and has been selected as independent accountants to audit the books, records and accounts of the Company for 1999. Representatives of Arthur Andersen LLP will be present at the Annual Meeting and will be available to respond to appropriate questions and to make a statement if they desire to do so.


                          PROPOSALS OF SECURITY HOLDERS

         A share owner proposal to be presented at the 2000 Annual Meeting must be received at the Company's executive offices, One Parkway North Center, Suite 510, Deerfield, Illinois 60015, by no later than December 31, 1999, for evaluation as to inclusion in the proxy statement in connection with such Meeting.

         In order for a share owner to nominate a candidate for director, under the Company's Bylaws timely notice of the nomination must be given in writing to the Secretary of the Company. To be timely, such notice must be delivered or mailed by first class United States mail, postage prepaid, to the Secretary at the principal executive offices of the Company not less than sixty (60) days nor more than ninety (90) days prior to the date of the annual meeting of share owners or if the Company mails its notice and proxy to the share owners less than sixty (60) days prior to the annual meeting, within ten (10) days after the notice and proxy is mailed. Such notice must describe certain information regarding the nominee and the share owner giving the notice, including such information as name, address, occupation and shares held.

         In order for a share owner to bring other business before a share owners meeting, timely notice must be given to the Secretary of the Company within the time limits described above. Such notice must include certain information regarding the share owner giving the notice and a description of the proposed business. These requirements are separate from and in addition to the requirements a share owner must meet to have a proposal included in the Company's proxy statement. Any share owner desiring a copy of the Company's Bylaws will be furnished one upon written request to the Secretary.


                    OTHER MATTERS TO COME BEFORE THE MEETING

         The Board of Directors of the Company knows of no other business which may come before the Annual Meeting. However, if any other matters are properly presented to the Meeting, the persons named in the proxies will vote upon them in accordance with their best judgment.


         WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE SIGN THE PROXY AND RETURN IT IN THE ENCLOSED STAMPED ENVELOPE.


                                             By Order of the Board of Directors


                                             MARC S. SIMON
                                             President

Date:  April 28, 1999

                             APAC TELESERVICES, INC.

             PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF SHARE OWNERS -- MAY 18, 1999

     The undersigned appoints Theodore G. Schwartz and Marc S. Simon, and each of them, as proxies, each with full power of substitution and revocation, to represent and to vote, as designated on the reverse side hereof, all of the Common Shares of APAC TeleServices, Inc. which the undersigned has power to vote, with all powers which the undersigned would possess if personally present, at the annual meeting of share owners of APAC TeleServices, Inc. to be held on May 18, 1999, at Harris Trust & Savings Bank, 111 West Monroe Street, Auditorium, Eighth Floor, Chicago, Illinois , or at any adjournment thereof.

            UNLESS OTHERWISE MARKED, THIS PROXY WILL BE VOTED FOR THE
              ELECTION OF THE NOMINEES NAMED AND FOR APPROVAL OF AN
                     AMENDMENT TO THE COMPANY'S AMENDED AND
      RESTATED ARTICLES OF INCORPORATION TO CHANGE THE COMPANY'S NAME FROM
           APAC TELESERVICES, INC. TO APAC CUSTOMER SERVICES, INC. AND
     FOR APPROVAL OF THE RESERVATION OF AN ADDITIONAL 150,000 COMMON SHARES
                 FOR ISSUANCE UNDER THE APAC TELESERVICES, INC.
                  1995 NONEMPLOYEE DIRECTOR STOCK OPTION PLAN.


           PLEASE VOTE, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY
                          USING THE ENCLOSED ENVELOPE.

                  (Continued and to be signed on reverse side)
--------------------------------------------------------------------------------
Reverse Side:

                             APAC TELESERVICES, INC.
      PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY


1. ELECTION OF DIRECTORS -
Nominees:  Theodore G. Schwartz, Marc S. Simon,
Thomas M. Collins, George D. Dalton,
and Paul G. Yovovich

                        For      Withhold      For all
                        all         all        Except
                        /  /1       /  /2      /  /3
_____________________________________
(Except Nominee(s) written above)


2.   APPROVAL OF A PROPOSAL OF THE BOARD OF
     DIRECTORS TO AMEND THE COMPANY'S
     AMENDED AND RESTATED ARTICLES OF
     INCORPORATION TO CHANGE THE COMPANY'S
     NAME FROM APAC TELESERVICES, INC. TO
     APAC CUSTOMER SERVICES, INC.

                        For      Against       Abstain
                        /  /4       /  /5      /  /6

3.   APPROVAL OF A PROPOSAL OF THE BOARD OF
     DIRECTORS FOR THE RESERVATION OF AN
     ADDITIONAL 150,000 COMMON SHARES TO BE
     AVAILABLE FOR ISSUANCE PURSUANT TO THE
     APAC TELESERVICES, INC. 1995 NONEMPLOYEE
     DIRECTOR STOCK OPTION PLAN.

                        For      Against       Abstain
                        /  /7       /  /8      /  /9


                                             Dated:_______________________, 1999

                                   Signature(s)_________________________________
                                   _____________________________________________
                                   Please sign exactly as your name(s) appears hereon. Joint owners should each sign personally. If signing in fiduciary or representative capacity, give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                             YOUR VOTE IS IMPORTANT!

           PLEASE VOTE, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY
                          USING THE ENCLOSED ENVELOPE.